CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM   We hereby consent to the use in this Annual Report on Form 1-K of Jamestown Invest 1, LLC and Subsidiaries for   the year ended December 31, 2019 of our report dated April 28, 2020, relating to the consolidated financial   statements of Jamestown Invest 1, LLC and Subsidiaries as of December 31, 2019 and 2018, and for the year   ended December 31, 2019 and the period August 3, 2018 (inception) to December 31, 2018.   Atlanta, Georgia   April 28, 2020